Exhibit 3.1

                                   Delaware                             Page 1
                                   --------

                                The First State


      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "ML TRANSTREND DTP ENHANCED FUTURESACCESS LLC", FILED IN THIS OFFICE ON THE EIGHTH DAY OF MARCH, A.D. 2007, AT 6:30 O'CLOCK P.M.













                                              /s/ Harriet Smith Windsor
                                              -------------------------
                                     Harriet Smith Windsor, Secretary of State
4314001  8100            SEAL             AUTHENTICATION:  5493493
070298493                                       DATE:  03-09-07


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                                                       State of Delaware
                                                      Secretary of State
                                                   Division of Corporations
                                                 Delivered 07:27 FM 03/08/2007
                                                   FILED 06:30 FM 03/08/2007
                                                 SRV 070298493 - 4314001 FILE

                           CERTIFICATE OF FORMATION

                                      OF

                 ML TRANSTREND DTP ENHANCED FUTURESACCESS LLC



This Certificate of Formation of ML Transtrend DTP Enhanced FuturesAccess LLC (the "LLC"), dated as of March 7, 2007. is being duly executed and filed by Stephen M. M. Miller, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. ss. 18-101, et seq.).

      FIRST. The name of the limited liability company formed hereby is ML Transtrend DTP Enhanced FuturesAccess LLC.

      SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

      THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

                                                          /s/ Stephen Miller
                                                          ------------------
                                                          Stephen M. M. Miller
                                                          Authorized Person